EXHIBIT 5.1

November 14, 2013

Chegg, Inc.

3990 Freedom Circle

Santa Clara, CA 95054

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Chegg, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 14, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 34,624,535 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), subject to issuance by the Company upon the exercise of or in connection with (a) equity awards granted under the Company’s 2005 Stock Incentive Plan, (b) equity awards granted or to be granted under the Company’s 2013 Equity Incentive Plan, (c) purchase rights granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan and (d) equity awards granted under the Zinch, Inc. 2007 Stock Plan, as amended, the Zinch, Inc. 2009 Stock Incentive Plan, as amended, the Cramster, Inc. 2008 Stock Plan, as amended, and non-plan options granted by Zinch, Inc. The plans referred to in clauses (a) through (d) in the preceding sentence are collectively referred to in this letter as the “Plans.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 6, 2012, as amended by the Certificate of Amendment, certified by the Secretary of State on September 3, 2013 (the “Restated Certificate”);

(2)	the form of the Company’s Restated Certificate of Incorporation to be filed upon the closing of the offering contemplated by the registration statement on Form S-1, as amended (Registration No. 333-190616) (the “Form S-1”), in connection with the initial public offering of the Stock (the “Post-Effective Restated Certificate”);

(3)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on March 8, 2011 (the “Bylaws”);

(4)	the form of the Company’s Amended and Restated Bylaws to be effective upon the closing of the offering contemplated by the Form S-1 in connection with the initial public offering of the Stock (the “Post-Effective Bylaws”);

(5)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(6)	the Plans and related forms of agreements in the forms attached as exhibits 10.02, 10.04 and 10.05 to the Form S-1, pursuant to which the Stock will be issued (such agreements, “Plan Agreements”);

(7)	the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(8)	all minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (“Stockholders”) at which, or pursuant to which, (i) the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved and (ii) the Board and the Stockholders adopted and approved the Plans, the reservation of the Stock for sale and issuance pursuant to the Plans and the filing of the Registration Statement;

(9)	the stock records that the Company has provided to us (consisting of a list of stockholders, option, restricted stock unit and warrant holders with respect to the Company’s capital and of any other rights to purchase or acquire capital stock of the Company that was prepared by the Company and dated as of November 13, 2013 verifying the number of such issued and outstanding securities and the number and types of shares of the Company’s capital stock issuable upon the exercise, conversion or exchange thereof and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights);

(10)	a Certificate of Good Standing issued by the Delaware Secretary of State dated November 13, 2013 stating that the Company is in good standing under the laws of the State of Delaware ( the “Certificate of Good Standing”); and

(11)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock have been surrendered to the Company in accordance with DGCL Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 34,624,535 shares of Stock that may be issued and sold by the Company upon the exercise of or in connection with (a) equity awards granted under the Company’s 2005 Stock Incentive Plan, (b) equity awards granted or to be granted under the Company’s 2013 Equity Incentive Plan, (c) purchase rights to be granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan and (d) equity awards granted under the Zinch, Inc. 2007 Stock Plan, as amended, the Zinch, Inc. 2009 Stock Incentive Plan, as amended, the Cramster, Inc. 2008 Stock Plan, as amended, and non-plan options granted by Zinch, Inc., when issued, sold and delivered in accordance with the applicable Plan and applicable Plan Agreements, if any to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP